UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

RAIT Financial Trust

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Keith E. Gottfried, Esq.

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, N.W.

Washington, DC 20004-2541

(202) 739-5947

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RAIT Financial Trust, a Maryland real estate investment trust (“RAIT”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with RAIT’s solicitation of proxies from its shareholders in connection with its 2017 Annual Meeting of Shareholders and at any and all adjournments or postponements thereof (the “2017 Annual Meeting”). RAIT has neither scheduled the 2017 Annual Meeting nor filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2017 Annual Meeting.

Press Release Issued on February 24, 2017

Attached hereto is a press release issued by RAIT on February 24, 2017 wherein RAIT confirmed that it had received a notice from an affiliate of Highland Capital Management, L.P., a Delaware limited partnership, of its intention to nominate five (5) candidates to stand for election to RAIT’s Board of Trustees (the “Board”) at RAIT’s 2017 Annual Meeting and, thereby, seek to replace more than a majority of the members of the Board. This press release is being filed herewith because it may be deemed to be solicitation material in connection with RAIT’s solicitation of proxies to be used at the 2017 Annual Meeting.

Important Additional Information And Where To Find It

RAIT, its trustees and certain of its executive officers are deemed to be participants in the solicitation of proxies from RAIT’s shareholders in connection with the matters to be considered at RAIT’s 2017 Annual Meeting of Shareholders. Information regarding the names of RAIT’s trustees and executive officers and their respective interests in RAIT by security holdings or otherwise can be found in RAIT’s proxy statement for its 2016 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission (“SEC”) on April 14, 2016. To the extent holdings of RAIT’s securities have changed since the amounts set forth in RAIT’s proxy statement for its 2016 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. RAIT intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from RAIT shareholders in connection with the matters to be considered at RAIT’s 2017 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in RAIT’s proxy statement for its 2017 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY RAIT WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by RAIT with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of RAIT’s corporate website at www.RAIT.com, by writing to RAIT’s Corporate Secretary at RAIT Financial Trust, Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, PA 19103, or by calling RAIT’s Corporate Secretary at (215) 207.2093.

RAIT CONFIRMS RECEIPT OF NOMINATIONS NOTICE FROM HIGHLAND CAPITAL

PHILADELPHIA, PA – February 24, 2017 – RAIT Financial Trust (“RAIT”) (NYSE: RAS), a national direct lender to owners of commercial real estate and an internally-managed real estate investment trust, today confirmed that it has received a notice of nomination from an affiliate of Highland Capital Management, L.P. regarding its intention to nominate five trustee candidates to RAIT’s nine-member board of trustees and, thereby, seek to take control of RAIT by replacing more than a majority of the members of the Board at RAIT’s 2017 Annual Meeting of Shareholders. Highland’s five nominees include two individuals employed by Highland and one individual who serves on the board of directors of a Highland affiliate. RAIT shareholders are not required to take any action at this time.

RAIT issued the following statement:

RAIT strives to maintain constructive, ongoing communication and regular engagement with its shareholders, including Highland, to understand their perspectives on RAIT’s strategic growth plan and its various initiatives for enhancing shareholder value. In that regard, since last summer, we have held numerous discussions with Highland’s principals, both in person and via telephone, to hear their views and concerns, including any suggestions and alternate strategies they may have for enhancing value for all RAIT shareholders.

RAIT provided Highland with numerous opportunities to present its ideas. Unfortunately other than strategies RAIT has been pursuing well before Highland filed its initial Schedule 13D with the U.S. Securities and Exchange Commission on October 7, 2016, Highland has failed to provide us with any credible and actionable plan for driving the long-term success of RAIT for the benefit of all RAIT shareholders.

In our discussions with Highland, its primary focus has been that RAIT should externalize its management and enter into a advisory agreement with a Highland affiliate pursuant to a transaction, the details of which Highland has failed to share with us, despite numerous attempts by us and our advisors to have them provide us with pertinent and necessary information to address our questions and concerns regarding fundamental issues, including how Highland would address the inherent and extensive conflicts of interest that would be caused by an externalization, and how Highland would seek to ensure that our shareholders’ interests would remain protected post-externalization. The only aspect of Highland’s self-interested and opportunistic proposed transaction that Highland has made abundantly clear is that, pursuant to its proposed transaction, a Highland affiliate would receive a very substantial recurring fee from RAIT.

As we have indicated to Highland repeatedly, we remain open to learning more about its externalization of management proposal and, consistent with our Board’s fiduciary duties, considering a more appropriately detailed and specific proposal from Highland that addresses our questions and concerns, including why it believes that its proposal is in the best interests of all RAIT shareholders rather than just Highland and its affiliates.

Rather than address our questions and concerns in a constructive manner, Highland has, instead, chosen to threaten us with a potentially costly and distracting proxy contest to take control of RAIT by replacing five out of the nine members of our highly-qualified and very experienced Board to further its own self-interested and opportunistic agenda.

Over the past thirteen months, RAIT has been pursuing a comprehensive strategy to transform RAIT into a more focused, cost-efficient and lower leverage business concentrated on its core commercial real estate lending business. This is an initiative that was under way well before Highland’s initial Schedule 13D filing on October 7, 2016. In connection with executing its strategy and transformation initiative, RAIT has identified several key priorities designed to differentiate RAIT, improve RAIT’s margins and enhance shareholder value over time by delivering stable and repeatable risk-adjusted returns. RAIT’s transformational strategy is focused on the following priorities:

•	Focus RAIT’s business on its core middle-market commercial real estate lending business;
•	Opportunistically divest and maximize the value of RAIT’s legacy owned real estate (REO) portfolio and ultimately minimize RAIT’s REO holdings;
•	Opportunistically divest and maximize the value of RAIT’s commercial property management business, including our Urban Retail property management business;
•	Optimize RAIT’s capital structure and reduce its outstanding indebtedness;
•	Reduce RAIT’s total expense base;
•	Reallocate RAIT’s capital and cash proceeds received from divesting its non-core assets into growing its core middle-market commercial real estate lending activities; and
•	Continue distributing cash to RAIT’s shareholders on a regular basis through dividends.

Among the milestones that have been achieved by RAIT, to date, in successfully driving this transformation, have been the following:

•

The monetization of RAIT’s investment in Independence Realty Trust, Inc. (IRT) and RAIT’s multi-family property management business, a series of transactions that ultimately provided RAIT with aggregate proceeds of $105.2 million and enabled RAIT to deconsolidate IRT from its financial statements;

•	The sale of 18 properties from its REO portfolio which generated aggregate gross proceeds of $337.9 million;
•	A reduction in RAIT’s indebtedness, based on principal amount, of $664.6 million, or 27.1%, during the year ended December 31, 2016;
•	A reduction in RAIT’s employee headcount from 750 employees at the start of 2016 to 290 employees; and
•	A reduction in RAIT’s compensation and G&A expenses by 35.3%, from $49.0 million for the year ended December 31, 2015 to $31.7 million for the year ended December 31, 2016.

To oversee and execute RAIT’s strategy and transition to a simpler, more cost efficient and lower leverage business model focused on its commercial real estate lending business, late last year, RAIT announced a new Board leadership structure and management changes. Effective October 18, 2016, Michael J. Malter, who joined the RAIT board in November 2015 and was previously employed by J.P. Morgan Chase & Co. in a variety of senior management roles, was named by the Board to serve as its non-executive independent chairman. In connection with the consummation of the internalization of IRT’s management, effective December 20, 2016, Scott Davidson, who serves as President of RAIT and formerly served as the head of its lending business, became RAIT’s Chief Executive Officer and was concurrently appointed to RAIT’s Board.  RAIT’s senior leadership was further bolstered this week by the appointment of Paul W. Kopsky, Jr., a highly accomplished executive with extensive financial and operational leadership expertise across a diverse range of industries, to succeed James J. Sebra as RAIT’s Chief Financial Officer and Treasurer.

RAIT’s Board, led by Mr. Malter as its independent non-executive chairman, is composed of nine highly-qualified and experienced trustees, eight of whom are non-employees, and all of whom are actively engaged in overseeing management as it executes on its plans for enhancing shareholder value. We believe our trustees have the integrity, knowledge, breadth of relevant and diverse experience and commitment necessary to navigate RAIT through the complex, dynamic and highly competitive business environment in which we operate and to deliver superior value to all of our shareholders. Our trustees bring with them a broad and diverse set of skills and experiences, including in the areas of commercial real estate finance and lending, commercial real estate management, mortgage REITS, investment banking, private equity, banking, finance, accounting, financial reporting, corporate governance, law, mergers and acquisitions, capital markets, capital allocation, capital structure, risk management and strategic planning.

The RAIT Board appreciates the importance of recruiting new trustees to bring new perspectives, insights, experiences and competencies to the Board. Of the nine current members of the RAIT Board, three have joined the RAIT Board within the last 15 months, including Thomas D. Wren, a veteran financial services executive and former federal banking regulator with substantial financial, regulatory, capital markets and mortgage REIT expertise, whose addition to the Board as an independent trustee was publicly announced last week.

The RAIT Board will present its formal recommendation regarding trustee nominations in RAIT’s definitive proxy statement to be filed with the Securities and Exchange Commission in connection with its 2017 Annual Meeting of Shareholders.

UBS Investment Bank is serving as financial advisor, Morgan, Lewis & Bockius LLP is serving as legal advisor, and FTI Consulting, Inc. is serving as investor relations advisor, to RAIT.

About RAIT Financial Trust

RAIT Financial Trust (NYSE: RAS) is an internally managed real estate investment trust focused on providing debt financing options to owners of commercial real estate. Additional information about RAIT can be found on its website at www.rait.com.

Forward-Looking Information

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “guidance,” “may,” “plan,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “opportunities” or other similar words or terms.

RAIT’s forward-looking statements include, but are not limited to, statements regarding RAIT’s plans and initiatives to (i) simplify its business model, (ii) focus originations on high credit quality, first lien loans, (iii) adopt a direct loan origination model that facilitates improved credit and long-term borrower relationships, (iv) deleverage and streamline lending strategy to focus on RAIT’s core competencies, (v) opportunistically divest and maximize the value of RAIT’s legacy REO portfolio and existing property management operations and, ultimately, minimize REO holdings, (vi) significantly reduce its total expense base, (vii) reinvest capital into what it believes is a higher yielding lending business, (viii) achieve its assets mix targets, (ix) sell non-core CRE and lower asset management costs, (x) minimize the issuance of mezzanine debt and preferred equity, (xi) optimize the level of working capital on the balance sheet, (xii) achieve its financial targets, (xiii) achieve its capital structure targets, (xiv) reduce reliance on the issuances of corporate debt and/or preferred stock, (xv) reduce leverage, including preferred stock as a percentage of total assets, (xvi) reduce legacy CDOs as a percentage of total secured indebtedness, (xvii) achieve its targeted dividend payout ratio,  (xviii) achieve significant annual expense savings in connection with the internalization of IRT, (xix) exit the commercial property business, and (xx) enhance its long-term prospects and create value for its shareholders. Such forward-looking statements are based upon RAIT’s historical performance and its current plans, estimates, predictions and expectations and are not a representation that such plans, estimates, predictions or expectations will be achieved. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements.

Risks, uncertainties and contingencies that may affect the results expressed or implied by RAIT’s forward-looking statements  include, but are not limited to: (i) whether RAIT will be able to continue to implement its strategy to transition RAIT to a more lender focused, simpler, and more cost-efficient business model, to deleverage and to generate enhanced returns for its shareholders; (ii) whether RAIT will be able to continue to opportunistically divest and maximize the value of RAIT’s legacy REO portfolio and existing property management operations and the majority of RAIT’s non-lending assets; (iii) whether anticipated cost savings from the internalization of IRT will be achieved; (iv) whether the divestiture of RAIT’s CRE portfolio will lead to lower asset management costs and lower expenses; (v) whether RAIT will be able to reduce compensation and G&A expenses and indebtedness; (vi) whether RAIT’s new leadership will lead to enhanced value for shareholders; (vii) whether RAIT will be able to create sustainable earnings and grow book value; (viii) whether RAIT will be able to redeploy capital from non-lending related asset sales; (ix) whether RAIT will be able to increase loan origination levels; (x) whether the disposition of non-core assets, reductions in debt levels and expected loan repayments will impact RAIT’s Cash Available for Distribution (CAD); (xi) whether RAIT will continue to pay dividends and the amount of such dividends; (xii) whether RAIT will be able to organically increase reliance on match-funded asset-level debt; (xiii) overall conditions in commercial real estate and the economy generally; (xiv) whether market conditions will enable us to continue to implement our capital recycling and debt reduction plan involving selling properties and repurchasing or paying down our debt; (xv) whether we will be able to originate sufficient bridge loans; (xvi) whether the timing and amount of investments, repayments, any capital raised and our use of leverage will vary from those underlying our assumptions; (xvii) changes in the expected yield of our investments; (xviii) changes in financial markets and interest rates, or to the business or financial condition of RAIT or its business; (xix) whether RAIT will be able to originate loans in the amounts assumed; (xx) whether RAIT will generate any CMBS gain on sale profits; (xxi) whether the amount of loan repayments will be at the level assumed; (xxii) whether our management changes will be successfully implemented; (xxiii) whether RAIT will be able to dispose of its industrial portfolio or sell the other properties; the availability of financing and capital, including through the capital and securitization markets; (xxiv) risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners; and (xxv) other factors described in RAIT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other filings with the SEC. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Important Additional Information And Where To Find It

RAIT, its trustees and certain of its executive officers are deemed to be participants in the solicitation of proxies from RAIT’s shareholders in connection with the matters to be considered at RAIT’s 2017 Annual Meeting of Shareholders. Information regarding the names of RAIT’s trustees and executive officers and their respective interests in RAIT by security holdings or otherwise can be found in RAIT’s proxy statement for its 2016 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission (“SEC”) on April 14, 2016. To the extent holdings of RAIT’s securities have changed since the amounts set forth in RAIT’s proxy statement for its 2016 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. RAIT intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from RAIT shareholders in connection with the matters to be considered at RAIT’s 2017 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in RAIT’s proxy statement for its 2017 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY RAIT WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by RAIT with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of RAIT’s corporate website at www.RAIT.com, by writing to RAIT’s Corporate Secretary at RAIT Financial Trust, Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, PA 19103, or by calling RAIT’s Corporate Secretary at (215) 207.2093.

RAIT Financial Trust Contact

Andres Viroslav

215-207-2100

aviroslav@rait.com